UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

EPIC STORES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55511	45-5355653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20805 North 19th Avenue, #2, Phoenix, AZ		85027
(Address of principal executive offices)		(Zip Code)

(855) 636-3742
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 26, 2016, we issued a secured promissory note (the “Note”) to an investor in the principal amount of $256,000 (the “Loan”). The note carried an original issue discount of $52,000, therefore $204,000 was received by our company, net of the discount. The Loan will be repaid over 147 equal payments of $1,742 and is secured by all assets of our company. The original issue discount was recorded as a reduction of the principal balance and will be amortized over the life of term of the agreement.

Item 3.02 Unregistered Sales of Equity Securities

On February 25, 2016, we sold an aggregate of 357,143 shares of common stock at a price of US$0.70 per share for gross proceeds of US$250,000. We issued the shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
10.1	Secured Promissory Note dated February 26, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2016	EPIC STORES CORP. By: /s/ Brian Davidson Brian Davidson President, Chief Executive Officer, Secretary, Treasurer and Director

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